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                                                                    EXHIBIT 21.1

                         TOREADOR RESOURCES CORPORATION
                        AND SUBSIDIARIES AS OF APRIL 2002



                   Company                                     Jurisdiction
                   -------                                     ------------
Toreador Resources Corporation                                    Delaware
Toreador Exploration & Production Inc.                             Texas
Tormin, Inc.                                                      Delaware
Toreador Acquisition Corporation.                                 Delaware
EnergyNet.com, Inc.                                                Texas
Madison Oil Company                                               Delaware
Madison (Turkey), Inc.                                            Delaware
Madison Oil Turkey, Inc.                                          Liberia
Trinidad Exploration and Development Ltd.                         Trinidad
Madison Petroleum, Inc.                                           Delaware
Madison Oil Company Europe                                        Delaware
Madison Oil France, S.A.                                           France
Madison Energy France SCS                                          France
Toreador Holdings International SRL                               Barbados
Toreador Trinidad Exploration & Production Unlimited              Trinidad
Wilco Turkey Limited                                               Jersey